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                                                                   Exhibit 10.50

SANMINA-SCI CORPORATION

RULES OF THE SANMINA-SCI CORPORATION STOCK OPTION PLAN 2000

1.    DEFINITIONS

1.1 In these Rules the following words and expressions shall have the following meanings

"Announcement Date"     the date on which the Company's preliminary or interim
                        results for the financial year are formally announced.

"Approval Date"         the date on which the Plan is approved by the
                        shareholders of the Company.

"Associated Company"    a company which, in relation to the Company, is an
                        associated company as that term is defined.

"Auditors"              the auditors for the time being of the Company (acting
                        as experts and not as arbitrators).

"Board" the Board of the Directors of the Company or, except in Rule 9.5, a duly constituted committee thereof.

"Company"               Sanmina-SCI Corporation

"Control"               control as is defined under the laws of the United
                        States of America, in relation to the Company, and which will normally be, unless special circumstances make it otherwise, at 35% ownership of the aggregate number of shares of common stock of the Company (as adjusted for share splits, share dividends and re-capitalisation and for exchanges in connection with a merger, consolidation, reorganisation or sale).

"Date of Grant"         the date on which an Option is, was, or is to be granted
                        under the Plan.

"Directors"             are the directors of the Company.

"Eligible Employee"     any executive director or employee of any member of the
                        Group and who is required to devote substantially the whole of his time to duties by the terms of the contract of office or employment.


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"the Group"             The Company and any company that is for the time being a
                        Subsidiary.

"Market Value"          The closing quotation of the mid-market price on the
                        NASDAQ in New York.

"Option" a right to subscribe for or to acquire Shares granted (or to be granted) in accordance with the Rules of this Plan.

"Option Holder"         an individual to whom an Option has been granted or, if
                        he has died, his personal representatives or, if he has died intestate, the duly appointed administrators of his estate.

"Participating Company" the Company and any other company of which the Company has Control and which is for the time being nominated by the Board to be a Participating Company.

"Person" a private individual or a company other than the Company.

"Plan" The Sanmina-SCI Corporation, Inc. Stock Option Plan 2000 constituted and governed by these Rules as from time to time amended.

"Rules"                 the rules of the Plan.

"Share"                 an ordinary share in the capital of the Company.

"Specified Age"         age 65.

"Strike Price"          the price at which each Share subject to an Option may
                        be subscribed for or acquired on the exercise of that Option determined in accordance with Rule 2.

"Subsidiary"            any company of which shares of stock having a majority
                        of the general voting power in electing the board of directors are, at the time as of which any determination is being made, owned by the Company either directly or through its subsidiaries.


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"Subsisting Option"     an Option which continues to be held by the Option
                        Holder and remains capable of being exercised by the Option Holder.

1.2   Interpretations

In this Plan, except in so far as the context otherwise requires

      i.    words denoting the singular shall include the plural and vice versa

      ii. words denoting the masculine gender shall include the feminine gender

      iii. reference to any enactment shall be construed as a reference to that enactment as from time to time amended, extended or re-enacted.

2.    INVITATIONS TO APPLY FOR OPTIONS

2.1 At any time or times within a period of thirty days after an Announcement Date or the Approval Date or in circumstances that the Board deems to be exceptional and in any case not earlier than the Approval Date nor later than the tenth anniversary thereof, the Board may in its absolute discretion select any number of individuals who may at the intended Date of Grant be Eligible Employees and invite them to apply for the grant of Options to acquire Shares in the Company.

2.2   Each invitation shall specify

      i. the date (being a date no later than fourteen days after the issue of the invitation) by which an application must be made; and

      ii. the maximum number of Shares over which that individual may on that occasion apply for an Option, being determined at the absolute discretion of the Board; and

      iii. the Strike Price at which Shares may be acquired on the exercise of any Option granted in response to the application.

2.3 Each invitation shall be accompanied by an application in such form, not inconsistent with these Rules, as the Board may determine.

2.4

      i. The Strike Price can be less than the Market Value of a Share but shall not, in the case of options to subscribe for Shares, be less than the nominal value of a Share.


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      ii.   Subject to Rule 7, the Strike Price shall not be less than the
            Market Value of a Share on the day before the date on which invitations to apply for Options were issued pursuant to Rule 2.1.

3.    APPLICATIONS FOR OPTIONS

Not later than the date specified in the invitation each Eligible Employee to whom an invitation has been issued in accordance with Rule 2 above may apply to the Board, using the application form supplied, for an Option over a number of Shares not exceeding the number specified in the invitation.

4.    GRANT OF OPTIONS

4.1 Not later than the twenty-first day following the issue of invitations and not later than the forty-second day following an Announcement Date or the Approval Date the Board may grant, executed as a deed, to each applicant who remains an Eligible Employee at the proposed Date of Grant an Option over the number of Shares specified in his application form. As soon as possible after Options have been granted the Board shall issue an Option certificate in respect of each Option in such form, not inconsistent with these Rules, as the Board may determine.

4.2 The Option may not be transferred, assigned or charged. Each Option certificate shall carry a statement to this effect.

4.3 In the event that the Option Holder loses an Option certificate the Board will deliver to the Option Holder on request a replacement Option certificate bearing the same details as the lost certificate.

4.4 If the Company is restricted by statute, order or regulation (including any regulation, order or requirement imposed on the Company by any regulatory authority, whether in the United States of America, Sweden or otherwise) from granting an Option within any period pursuant to Rule 4.1, the Company may grant an Option at any time during the period of forty-two days beginning with the date on which all such restrictions are removed.

5.    LIMITATIONS ON GRANTS

5.1 The Plan is subject to any overall limit on the number of Shares that may be issued under any laws and regulations that govern the operation of employee share plans in the United States of America and are relevant to the Group.

6.    EXERCISE OF OPTIONS

6.1 Subject to Rule 8 below, any Option which remains capable of being exercised may be exercised in accordance with Rule 6.2.

6.2 For the initial grant of Options, the Option Holder can exercise the Option


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      i.    on or after 31st May, 2001, in part only over a maximum of 20% of the Shares under Option;

      ii. on or after 31st May, 2002, in part only, over a maximum of 40% of the Shares under Option with any part of the Option exercised up to and including 30th May, 2002 contributing to the maximum 40% total;

      iii. on or after 31st May, 2003, in part only, over a maximum of 60% of the Shares under Option with any part of the Option exercised up to and including 30th May, 2003 contributing to the maximum 60% total;

      iv. on or after 31st May, 2004, in part only, over a maximum of 80% of the Shares under Option with any part of the Option exercised up to and including 30th May, 2004 contributing to the maximum 80% total, and;

      v. on or after 31st May, 2005, in part only, over the maximum 100% of the Shares under Option with any part of the Option exercised up to and including 30th May, 2005 contributing to the maximum 100% total.

6.3 For Options granted at any time other than the time at which the initial Options are granted the Board has the discretion to introduce at the Date of Grant restrictions on the exercise of the Options that are similar to the restrictions introduced for the Options granted at the initial Date of Grant or any other restrictions that it considers appropriate. Any restrictions introduced must be set out in a special schedule that is attached to the Option certificate.

6.4   An Option shall lapse on the earliest to occur of the following events:

      i.    the tenth anniversary of the Date of Grant

      ii.   the death of the Option Holder

      iii. the Option Holder ceasing to be a director or employee of any Participating Company by reason of ill-health, injury or disability, redundancy or lay-off within the meaning of the employment laws of the country of residence of the Option Holder or retirement on reaching the Specified Age or any other age at which he is bound to retire in accordance with the terms of his contract of employment

      iv. the Option Holder ceasing to be a director or employee of any Participating Company by reason only that

            a. his office or employment is in a company of which the Company ceases to have control, or


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            b.    his office or employment relates to a business or part of a business that is transferred to a person who is neither an Associated Company nor a company of which the Company has Control.

      v.    the Option Holder being adjudicated bankrupt.

      vi. the Option Holder ceasing to be a director or employee of any Participating Company by reason of resignation or dismissal.

7.    VARIATION OF SHARE CAPITAL

In the event of any variation of the share capital of the Company by way of capitalisation or rights issue, consolidation, sub-division or reduction of capital or otherwise, the number of Shares subject to any Option and the Strike Price for each of those Shares shall be adjusted in such manner as the Auditors confirm in writing to be fair and reasonable provided that

      i. the aggregate amount payable on the exercise of an Option in full is not increased; and,

      ii.   the Strike Price for a Share is not reduced below its nominal value.

8.    MANNER OF EXERCISE OF OPTIONS

8.1 An Option shall be exercised by the Option Holder giving notice to the Company in writing of the number of Shares in respect of which he wishes to exercise the Option accompanied by the appropriate payment and the relevant Option certificate.

8.2 Shares shall be allotted, issued or transferred to the Option Holder from pursuant to a notice of exercise within thirty days of the date of exercise and a definitive share certificate issued to the Option Holder in respect thereof. Save for any rights determined by reference to a date preceding the date of allotment, such Shares shall rank equally with the other Shares of the same class in issue at the date of allotment.

8.3 If an Option is exercised only in part, the balance shall remain exercisable on the same terms as originally applied to the whole Option and a new Option certificate shall be issued accordingly by the Company as soon as possible after the partial exercise.

8.4 If the Company is issuing (or transferring) Shares upon the exercise of an Option by reason of any statutory, regulatory or other legal provision, rule or any other requirement or guidance issued by or on behalf of institutional investors in the Company or any other body and which relates to dealings in Shares by directors or employees of any member of the Group, the Company shall not be obliged to issue or transfer the Shares in consequence of such exercise until all such restrictions are lifted and shall do so within the period of thirty days thereafter.


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8.5   The allotment (or transfer) of any Shares under this Plan shall be subject to the Articles of Incorporation of the Company and to any necessary consents of any governmental or other authorities (whether in the United States of America, Sweden or otherwise) under any enactments or regulations from time to time in force and it shall be the responsibility of the Option Holder to comply with any requirements to be fulfilled in order to obtain or obviate the necessity of any such consent.

8.6 On the exercise of the Option by the Option Holder, personal taxes will be withheld by the appropriate company within the Group and accounted for to the local tax authorities in accordance with Swedish laws and regulations and, as necessary, the Option Holder will contribute to the appropriate company within the Group any sum that is required by the appropriate company within the Group to meet his personal tax liability in relation to the exercise of the Option.

9.    ADMINISTRATION AND AMENDMENT

9.1 The Plan shall be administered by the Board whose decision on all disputes shall be final.

9.2 Subject to Rule 9.3 below, prior approval of the Company in general meeting must be obtained for any alterations or additions to the Rules, other than any minor alterations or additions to benefit the administration of the Plan, if such alterations or additions would be to the advantage of Option Holders.

9.3 Not withstanding the provisions of 9.2 above, the Board may at any time by resolution make any alterations or additions to the Plan to the extent necessary (or as may be consequential upon such necessary amendments) to take account of a change in legislation or to obtain or maintain favourable tax, exchange control or regulatory treatment of any member of the Company or any Option Holder, and subject to this Rule and Rule 9.2 then the Board may by resolution make any alterations or additions to the Plan that it considers appropriate.

9.4 The cost of establishing and operating the Plan shall be borne by the Participating Companies in such proportions as the Board shall determine.

9.5 The Board may establish a committee consisting of not less than three Board members to whom any or all of its powers in relation to the Plan may be delegated. The Board may at any time dissolve the committee, alter its constitution or direct the manner in which it shall act.

9.6 Any notice or other communication under or in connection with the Plan may be given by the Company either personally or by post and to the Company either personally or by post to the company secretary; items sent by post shall be prepaid and shall be deemed to have been received seventy-two hours after posting.


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9.7   The Company shall at all times keep available sufficient authorised and unissued Shares in order to satisfy the exercise to the full extent still possible of all Options which have neither lapsed nor been fully exercised, taking account of any other obligations of the Company to issue unissued Shares.

10.   TERMINATION

10.1 No Options may be granted under the Plan after the tenth anniversary of the date on which the Rules were approved by the Company in general meeting.

10.2 The Plan may be suspended or terminated at any time by a resolution of the Board or by an ordinary resolution of the Company in general meeting but any suspension or termination shall not affect the outstanding rights of any Option Holder.


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                                  SCHEDULE "A"

             VESTING SCHEDULE FOR OPTIONS GRANTED ON 31ST JULY, 2002

i. on or after 31st July, 2003, in part only over a maximum of 20% of the Shares under Option;

ii. on or after 31st July, 2004, in part only, over a maximum of 40% of the Shares under Option with any part of the Option exercised up to and including 30th July, 2004 contributing to the maximum 40% total;

iii. on or after 31st July, 2005, in part only, over a maximum of 60% of the Shares under Option with any part of the Option exercised up to and including 30th July, 2005 contributing to the maximum 60% total;

iv. on or after 31st July, 2006, in part only, over a maximum of 80% of the Shares under Option with any part of the Option exercised up to and including 30th July, 2006 contributing to the maximum 80% total, and;

v. on or after 31st July, 2007, in part only, over the maximum 100% of the Shares under Option with any part of the Option exercised up to and including 30th July, 2007 contributing to the maximum 100% total.


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